EXHIBIT 10.6(d)

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2005 Annual Report on Form 10-K

FORM OF DEFERRED STOCK AWARD AGREEMENT UNDER THE

PREMIUM OPTION AND STOCK AWARD PROGRAM

Effective:  April 2005

BRIGGS & STRATTON CORPORATION

DEFERRED STOCK AWARD AGREEMENT

THIS DEFERRED STOCK AWARD AGREEMENT, dated as of this ____ day of _______, 200_, is made by BRIGGS & STRATTON CORPORATION (the “Company”) to ___________ (the “Employee”).

WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders to provide an incentive for certain of its key employees to work for and manage the affairs of the Company in such a way that its shares become more valuable; and

WHEREAS, the Employee is a key employee of the Company or one of its subsidiaries or affiliates.

NOW, THEREFORE, in consideration of the premises, the Company hereby awards Deferred Stock to the Employee on the terms, conditions and restrictions hereinafter set forth.

1.                                       AWARD.  The Company hereby awards to the Employee _____ shares of Deferred Stock on the date hereof (the “Award Date”).  Deferred Stock means the right to receive in the future common stock of the Company in accordance with this Agreement and section 8 of the Company’s Incentive Compensation Plan.

2.                                       DEFERRAL PERIOD.  The Deferred Stock shall be forfeitable as described below until it becomes vested upon the first to occur, if any, of the following events:

(a)                                  The termination of the Employee’s employment with the Company or a subsidiary by reason of disability or death.  For these purposes, “disability” shall mean separation from the service of the Company or such subsidiary because of such illness or injury as renders the Employee unable to perform the material duties of the Employee’s job.

(b)                                 Five (5) years from the Award Date.

(c)                                  A change in control of the Company as defined in section 11(b) of the Company’s Incentive Compensation Plan.

The period of time during which the Deferred Stock is forfeitable is referred to as the “Deferral Period.”  If the Employee’s employment with the Company or one of its subsidiaries or affiliates terminates during the Deferral Period for any reason other than retirement, early retirement, disability or death, the Deferred Stock shall be forfeited to the Company on the date of such termination, without any further obligations of the Company to the Employee and all rights of the Employee with respect to the Deferred Stock shall terminate.  The Company may, in its sole discretion, choose to accelerate the vesting of the Deferred Stock upon termination of the Employee’s employment or otherwise.  Notwithstanding any provisions to the contrary, the Employee may not extend the Deferral Period.

3.                                       RIGHTS DURING DEFERRAL PERIOD.  During the Deferral Period, the Employee shall not receive any certificate with respect to Deferred Stock and shall have no right to vote the Deferred Stock or to receive cash dividends, stock dividends and other distributions made with respect to the Deferred Stock; however, amounts equal to any dividends or other distributions declared during the Deferral Period with respect to the Deferred Stock will be awarded, automatically deferred and deemed to be reinvested in additional Deferred Stock.  The Deferred Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period, except by will or the laws of descent and distribution.

4.                                       BOOK ACCOUNTS AND SHARE CERTIFICATES.  The Deferred Stock, including the original award and any additional shares attributable to cash dividends, stock dividends or distributions relating to the Deferred Stock, shall be credited to a book account for the Employee.  Upon expiration of the Deferral Period, the Company shall issue and deliver to the Employee certificates for shares of the Company’s common stock, par value $0.01 per share, equal to the total number of shares of Deferred Stock then credited to the Employee, subject to Section 5 below.  In no event will the issuance of shares occur later than two and one-half months after the end of the fiscal year.

5.                                       TAX WITHHOLDING.  The Employee may satisfy any tax withholding obligations arising with respect to the Deferred Stock in whole or in part by tendering a check to the Company for any required amount, by election to have a portion of the shares withheld to defray all or a portion of any applicable taxes, or by election to have the Company or its subsidiaries withhold the required amounts from other compensation payable to the Employee.

6.                                       IMPACT ON OTHER BENEFITS.  The value of the Deferred Stock shall not be includable as compensation or earnings for purposes of any other benefit plan or program offered by the Company or its subsidiaries or affiliates.

IN WITNESS WHEREOF, this Deferred Stock Award Agreement is executed by the parties as of the date set forth above.

BRIGGS & STRATTON CORPORATION

By:
John S. Shiely
Chairman, President and
Chief Executive Officer

(Employee)